                                                                     Exhibit 4.2


                              LIMITED BRANDS, INC.

                1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                (As Amended and Restated Effective May 18, 2003)

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I ESTABLISHMENT AND PURPOSE............................................1
1.1.     Establishment and Effective Date......................................1
1.2.     Purpose...............................................................1
ARTICLE II AWARDS..............................................................1
2.1.     Form of Awards .......................................................1
2.2.     Maximum Shares Available..............................................2
ARTICLE III ADMINISTRATION.....................................................2
3.1.     Committee.............................................................2
3.2.     Powers of Committee...................................................2
3.3.     Delegation............................................................3
3.4.     Interpretations.......................................................3
3.5.     Liability; Indemnification............................................3
ARTICLE IV ELIGIBILITY.........................................................3
4.1.     Eligibility...........................................................3
ARTICLE V STOCK OPTIONS........................................................3
5.1.     Grant of Options......................................................3
5.2.     Option Price..........................................................4
5.3.     Term of Options.......................................................4
5.4.     Exercise of Options...................................................4
5.5.     Cancellation of Stock Appreciation Rights.............................4
ARTICLE VI SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS.................4
6.1.     Ten Percent Stockholder...............................................4
6.2.     Limitation on Grants..................................................4
6.3.     Limitations on Time of Grant..........................................5
ARTICLE VII STOCK APPRECIATION RIGHTS..........................................5
7.1.     Grants of Stock Appreciation Rights...................................5
7.2.     Limitations on Exercise...............................................5
7.3.     Surrender or Exchange of Tandem Stock Appreciation Rights.............5
7.4.     Exercise of Nontandem Stock Appreciation Rights.......................5
7.5.     Settlement of Stock Appreciation Rights...............................6
7.6.     Cash Settlement.......................................................6
ARTICLE VIII NONTRANSFERABILITY OF OPTIONS AND STOCK
APPRECIATION RIGHTS............................................................6
8.1.     Nontransferability of Options and Stock Appreciation Rights...........6
ARTICLE IX TERMINATION OF EMPLOYMENT...........................................6
9.1.     Exercise after Termination of Employment..............................6
9.2.     Total Disability......................................................7

ARTICLE X DEATH OF ASSOCIATE...................................................7
10.1.    Death of Associate While Employed.....................................7
10.2.    Death of Associate Following Termination of Employment................7
ARTICLE XI RESTRICTED SHARES...................................................8
11.1.    Grant of Restricted Shares............................................8

                                       -i-

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page

11.2.    Restrictions..........................................................8
11.3.    Restricted Stock Certificates.........................................8
11.4.    Rights of Holders of Restricted Shares................................8
11.5.    Forfeiture............................................................8
11.6.    Delivery of Restricted Shares.........................................9
11.7.    Performance-based Objectives..........................................9
11.8.    Restricted Share Units................................................9
11.9.    Payment of Restricted Share Units....................................10
ARTICLE XII PERFORMANCE SHARES................................................10
12.1.    Award of Performance Shares..........................................10
12.2.    Performance Period...................................................10
12.3.    Right to Payment of Performance Shares...............................10
12.4.    Payment for Performance Shares.......................................11
12.5.    Voting and Dividend Rights...........................................11
ARTICLE XIII PERFORMANCE UNITS................................................11
13.1.    Award of Performance Units...........................................11
13.2.    Right to Payment of Performance Units................................12
13.3.    Payment for Performance Units........................................12
ARTICLE XIV UNRESTRICTED SHARES...............................................12
14.1.    Award of Unrestricted Shares.........................................12
14.2.    Delivery of Unrestricted Shares......................................12
ARTICLE XV TAX OFFSET PAYMENTS................................................13
15.1.    Tax Offset Payments..................................................13
ARTICLE XVI ADJUSTMENTS.......................................................13
16.1.    Adjustments..........................................................13
ARTICLE XVII AMENDMENT AND TERMINATION........................................13
17.1.    Amendment And Termination............................................13
ARTICLE XVIII WRITTEN AGREEMENT...............................................14
18.1.    Written Agreements...................................................14
ARTICLE XIX MISCELLANEOUS PROVISIONS..........................................14
19.1.    Fair Market Value....................................................14
19.2.    Tax Withholding......................................................14
19.3.    Compliance With Section 16(b) and Section 162(m).....................14
19.4.    Successors...........................................................15
19.5.    General Creditor Status..............................................15
19.6.    No Right to Employment...............................................15
19.7.    Notices..............................................................15
19.8.    Severability.........................................................15
19.9.    Governing Law........................................................15
19.10.   Term of Plan.........................................................15
ARTICLE XX CHANGE IN CONTROL..................................................16
20.1.    Definition of Change in Control......................................16
20.2.    Effect of Change in Control..........................................18

                              LIMITED BRANDS, INC.

                1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                (As Amended and Restated Effective May 18, 2003)

                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

     1.1. Establishment and Effective Date. Limited Brands, Inc., a Delaware corporation formerly known as The Limited, Inc. (the "Company"), previously established a stock incentive plan known as "The Limited, Inc. 1993 Stock Option and Performance Incentive Plan (2002 Restatement)" (the "Plan"). The Company hereby amends and restates the Plan, effective as of May 18, 2003.

     1.2. Purpose. The Company desires to attract and retain the best available executive and key management associates for itself and its subsidiaries and to encourage the highest level of performance by such associates in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its subsidiaries.

                                   ARTICLE II

                                     AWARDS

     2.1. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) nonstatutory stock options ("Nonstatutory Stock Options") (unless otherwise indicated, references in the Plan to Options shall include both Incentive Stock Options and Nonstatutory Stock Options);
(iii) stock appreciation rights ("Stock Appreciation Rights"), as described in
Article VII, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of common stock of the Company ("Common Stock") which are restricted as provided in Article XI ("Restricted Shares"); (v) units representing shares of Common Stock, as described in Article XII ("Performance Shares"); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in Article XIII ("Performance Units"); (vii) shares of unrestricted Common Stock ("Unrestricted Shares"); and
(viii) tax offset payments ("Tax Offset Payments"), as described in Article XV. "Substitute Awards" are Awards granted in assumption of, or in substitution for, any outstanding awards previously granted by a company acquired by the Company or with which the Company (or a subsidiary thereof) combines.

     2.2. Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 21,154,951 subject to adjustment pursuant to Article XVI, plus shares of Common Stock issuable upon the exercise of Substitute awards; provided, however, that no more than 4,230,990 of shares of Common Stock may be issued other than pursuant to awards of Options or SARs under the Plan. In addition, Tax Offset Payments which may be awarded under the Plan will not exceed the number of shares available for issuance under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units may, at the discretion of the Committee (as defined below) to the extent permissible under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"), be made available for subsequent awards under the Plan, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Substitute Awards.


                                   ARTICLE III

                                 ADMINISTRATION

     3.1. Committee. The Plan shall be administered by a Committee (the "Committee") appointed by the Board and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an "outside director" (within the meaning of Section 162(m) of the Code) and a "non-employee director" (within the meaning of Rule 16b-3(b)(3)(i) under the Act).

     3.2. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; (vii) to determine the amount of, and to make, Tax Offset Payments; and (viii) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

     3.3. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (i) transactions under the Plan to fail to comply with Section 16 of the Act or (ii) the Committee to fail to qualify as "outside directors" under Section 162(m) of the Code. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

     3.4. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received awards under the Plan and all other interested persons.

     3.5. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time.


                                   ARTICLE IV

                                   ELIGIBILITY

     4.1. Eligibility. Awards shall be limited to executive and key management associates who are regular, full-time associates of the Company and its present and future subsidiaries. In determining the associates to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such associates, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. As used in this Plan, the term "subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" set forth in Section 424(f) of the Code, or any successor provision hereafter enacted. No associate may be granted in any calendar year awards covering more than 2,000,000 shares of Common Stock.


                                    ARTICLE V

                                  STOCK OPTIONS

     5.1. Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

     5.2. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee at the time of the grant, but, except in the case of Substitute Awards, shall not be less than 100 percent of the fair market value of the Common Stock subject to such Option on the date of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option.

     5.3. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X, except as otherwise provided in
Section 6.1 with respect to ten (10) percent stockholders of the Company.

     5.4. Exercise of Options. Subject to the provisions of Article XX, an Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by an associate by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at fair market value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the associate, shall be delivered to the associate.

     5.5. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.


                                   ARTICLE VI

               SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

     6.1. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no associate may receive an Incentive Stock Option under the Plan if such associate, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

     6.2. Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.

     6.3. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.


                                   ARTICLE VII

                            STOCK APPRECIATION RIGHTS

     7.1. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.4 below. The base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the fair market value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

     7.2. Limitations on Exercise. Subject to the provisions of Articles IX, X and XX, a Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. Subject to the provisions of Article XX, a Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.

     7.3. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the associate to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

     7.4. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the associate to receive from the Company that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

     7.5. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall
(i) issue, in the name of the associate, stock certificates representing the total number of full shares of Common Stock to which the associate is entitled pursuant to Section 7.3 or 7.4 hereof, and cash in an amount equal to the fair market value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.6, deliver to the associate an amount in cash equal to the fair market value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

     7.6. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise.


                                  ARTICLE VIII

           NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

     8.1. Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment transfer, pledge, hypothecation or other disposition of an Option or a Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Right may be exercised by an associate only during his or her lifetime, or following his or her death pursuant to Article X.


                                   ARTICLE IX

                            TERMINATION OF EMPLOYMENT

     9.1. Exercise after Termination of Employment. Except as the Committee may at any time provide, in the event that the employment of an associate to whom an Option or Stock

Appreciation Right has been granted under the Plan (either after May 18, 2003 or prior to May 19, 2003 with an option price greater than the closing price of the Company's Common Stock on May 19, 2003) shall be terminated either by the associate or by the associate's employer (for reasons other than death, disability or gross misconduct), such Option or Stock Appreciation Right may be exercised (to the extent that the associate was entitled to do so at the termination of his employment) at any time within one (1) year after such termination of employment. If the associate's employment is terminated by the associate's employer for gross misconduct, as determined by the Committee, any Option or Stock Appreciation Right granted prior to May 19, 2003 may be exercised (to the extent that the associate was entitled to do so at the termination of his employment) at any time within three (3) months of such termination of employment and any Option or Stock Appreciation Right granted after May 18, 2003 may be exercised (to the extent that the associate was entitled to do so at the termination of his employment) at any time within thirty (30) days after such termination of employment for gross misconduct.

     9.2. Total Disability. Except as the Committee may at any time provide, in the event that an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall become totally disabled, such Option or Stock Appreciation Right may be exercised at any time within three (3) months after the associate's employment is terminated due to the total disability, to the extent that the associate was entitled to do so at the time of his termination (it being understood that such termination occurs after nine (9) months of absence from work due to the total disability). For purposes hereof, "total disability" shall have the definition set forth in the Limited Brands, Inc. Long-Term Disability Plan, which definition is hereby incorporated by reference.


                                    ARTICLE X

                               DEATH OF ASSOCIATE

     10.1. Death of Associate While Employed. If an associate to whom an Option or Stock Appreciation Right has been granted under the Plan (either after May 18, 2003 or prior to May 19, 2003 with an option price greater than the closing price of the Company's Common Stock on May 19, 2003) shall die while employed by the Company or one of its subsidiaries, such Option or Stock Appreciation Right shall become fully exercisable by the associate's beneficiary (as indicated on the appropriate form provided by the Committee), or if no beneficiary is so indicated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon his or her death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the associate's death or such other period as the Committee may at any time provide, but in no case later than the date on which the Option or Stock Appreciation Right terminates.

     10.2. Death of Associate Following Termination of Employment. If an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall die after the termination of his employment, but before the end of the period provided under the Plan by which a terminated associate may exercise such Option or Stock Appreciation Right, such Option or Stock Appreciation Right may be exercised, to the extent that the associate was entitled to do so at the time of his death, by the associate's beneficiary (as indicated on the appropriate form provided by the Committee), or if no beneficiary is so indicated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon his or her death by bequest or inheritance. Such exercise may occur at any time within the period in which the terminated associate could have exercised such Option or Stock Appreciation Right if he had not died, or such other period as the Committee may at any time provide, but in no case later than the date on which the Option or Stock Appreciation Right terminates.


                                   ARTICLE XI

                                RESTRICTED SHARES

     11.1. Grant of Restricted Shares. The Committee may from time to time cause the Company to grant Restricted Shares under the Plan to associates, subject to such restrictions, conditions and other terms as the Committee may determine.

     11.2. Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. Except with respect to grants of Restricted Shares intended to qualify as performance-based compensation for purposes of
Section 162(m) of the Code, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares. Upon the death of an associate, any restrictions applicable to Restricted Shares which have been granted to such associate shall be deemed to have been satisfied and the Restricted Period, if any, applicable to Restricted Shares held by such associate, shall be deemed to have expired.

     11.3. Restricted Stock Certificates. If the Committee deems it necessary or appropriate, the Company may issue, in the name of each associate to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to the associate, provided that such certificates bear an appropriate legend or other restriction on transfer. The Secretary of the Company shall hold such certificates, properly endorsed for transfer, for the associate's benefit until such time as the Restricted Shares are forfeited to the Company, or the restrictions lapse.

     11.4. Rights of Holders of Restricted Shares. Except as determined by the Committee either at the time Restricted Shares are awarded or any time thereafter prior to the lapse of the restrictions, holders of Restricted Shares shall not have the right to vote such shares or the right to receive any dividends with respect to such shares. All distributions, if any, received by an associate with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI.

     11.5. Forfeiture. Except as provided in Article XX and as the Committee may at any time provide, any Restricted Shares granted to an associate pursuant to the Plan shall be forfeited if the associate's employment with the Company or its subsidiaries is terminated either by the associate or his employer for reasons other than death prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Secretary of the Company shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Company.

     11.6. Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the associate or the associate's beneficiary or estate, as the case may be.

     11.7. Performance-based Objectives. At the time of the grant of Restricted Shares to an associate, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

     11.8. Restricted Share Units. The Committee may permit an associate who has been designated to receive a Restricted Share award to elect to receive such Restricted Share award in the form of Restricted Share Units. Each "Restricted Share Unit" represents the right to receive a share of Common Stock in the future, provided that the restrictions and conditions designated by the Committee at the time of grant are satisfied. Such Restricted Share Unit award shall be subject to the same restrictions, conditions and forfeiture provisions as the Restricted Share award that it replaces. Except as determined otherwise by the Committee, during the Restricted Period with respect to such Restricted Share Units, associates shall not have the right to receive any dividends with respect to such Restricted Share Units. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the associate, the associate shall be credited with "dividend equivalents" with respect to each outstanding Restricted Share Unit in an amount equal to the amount the associate would have received as dividends if the

Restricted Shares Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Restricted Share Units based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee. All elections with respect to Restricted Share Units under this Section 11.08 and Section 11.09 must be made in accordance with procedures established by the Committee and any election not made in accordance with such procedures shall be disregarded.

     At no time shall any assets of the Company be segregated for payment of Restricted Share Units hereunder. Associates who have elected to receive Restricted Shares in the form of Restricted Share Units shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments on Restricted Share Units in the future.

     11.9. Payment of Restricted Share Units. Restricted Share Units are payable solely in shares of unrestricted Common Stock. Shares attributable to Restricted Share Units that are vested on the associate's termination of employment shall be transferred to the associate in a single distribution, or may be distributed in substantially equal annual installments of up to ten years following such termination of employment, as elected by the associate at the time the award is made. The associate may annually change his or her election to any allowable alternative distribution period by submitting such election to the Committee at least 12 months prior to termination of employment. Any distribution election that is made less than 12 months prior to termination of employment shall be disregarded and, if no valid distribution election is on file at termination of employment, such shares shall be transferred as soon as administratively practicable in a single distribution. If installment distributions are elected, the initial installment shall be made on or before April 30 of the calendar year following the calendar year in which such termination of employment occurred. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the associate dies prior to the time all shares have been distributed, distribution shall be made to the associate's beneficiary or estate, in accordance with the distribution period elected by the associate. An associate shall have no rights as a shareholder with respect to Restricted Share Units until such time, if any, as shares of Common Stock are transferred to the associate (or his or her beneficiary or estate, if applicable).


                                   ARTICLE XII

                               PERFORMANCE SHARES

     12.1. Award of Performance Shares. For each Performance Period (as defined in Section 12.2), Performance Shares may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to an associate shall be credited to an account (a "Performance Share Account") established and maintained for such associate.

     12.2. Performance Period. "Performance Period" shall mean such period of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different associates receiving Performance Shares. Performance Periods may run consecutively or concurrently.

     12.3. Right to Payment of Performance Shares. With respect to each award of Performance Shares under this Plan, the Committee shall specify performance objectives (the "Performance Objectives") which must be satisfied in order for the associate to vest in the Performance Shares which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Shares have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, full vested Performance Shares to the associate. The Committee may also determine, in its sole discretion, that Performance Shares awarded to an associate shall become partially or fully vested upon the associate's death, total disability (as defined in Article IX) or retirement, or upon the termination of the associate's employment prior to the end of the Performance Period.

     12.4. Payment for Performance Shares. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.3). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares shall be granted to the associate pursuant to Section 12.3. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay to the associate an amount with respect to each vested Performance Share equal to the fair market value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the fair market value of a share of Common Stock on the payment date less (ii) the fair market value of a share of Common Stock on the date of grant of the Performance Share. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

     12.5. Voting and Dividend Rights. Except as the Committee may otherwise provide, no associate shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its shares of Common Stock, the Committee, in its discretion, may credit an associate's Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

                                  ARTICLE XIII

                              PERFORMANCE UNITS

     13.1. Award of Performance Units. For each Performance Period (as defined in Section 12.2), Performance Units may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the "Ending Value"). If necessary to make the calculation of the amount to be paid to the associate pursuant to Section 13.3, the Committee shall also state in the award agreement the initial value of each Performance Unit (the "Initial Value"). Performance Units granted to an associate shall be credited to an account (a "Performance Unit Account") established and maintained for such associate.

     13.2. Right to Payment of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify Performance Objectives which must be satisfied in order for the associate to vest in the Performance Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the associate. The Committee may also determine, in its sole discretion, that Performance Units awarded to an associate shall become partially or fully vested upon the associate's death, total disability (as defined in Article IX) or retirement, or upon the termination of employment of the associate by the Company.

     13.3. Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 13.2). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the associate pursuant to Section 13.2. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine, the Company shall pay to the associate an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

                                   ARTICLE XIV

                               UNRESTRICTED SHARES

     14.1.  Award of Unrestricted Shares. The Committee may cause the
Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

     14.2. Delivery of Unrestricted Shares. The Company shall issue, in the name of each associate to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the associate, and shall deliver such certificates to the associate as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.


                                   ARTICLE XV

                               TAX OFFSET PAYMENTS

     15.1. Tax Offset Payments. The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist associates in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by an associate upon (i) the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, (ii) the disposition of shares received upon exercise of an Incentive Stock Option, (iii) the lapse of restrictions on Restricted Shares, (iv) the award of Unrestricted Shares, or (v) payments for Performance Shares or Performance Units. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Company to assist associates in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options and Stock Appreciation Rights under Article VIII.


                                   ARTICLE XVI

                                   ADJUSTMENTS

     16.1. Adjustments. Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares or Performance Shares as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.


                                  ARTICLE XVII

                            AMENDMENT AND TERMINATION

     17.1. Amendment And Termination. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would materially increase the aggregate number of shares which may be issued under the Plan shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Article XVI does not require such approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the associate to whom an award shall theretofore have been granted, adversely affect the rights of such associate under such award.


                                  ARTICLE XVIII

                                WRITTEN AGREEMENT

     18.1. Written Agreements. Each award of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement, executed by the associate and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.


                                   ARTICLE XIX

                            MISCELLANEOUS PROVISIONS

     19.1. Fair Market Value. "Fair market value" for purposes of this Plan shall be the closing price of the Common Stock as reported on the principal exchange on which the shares are listed for the date on which the grant, exercise or other transaction occurs, or if there were no sales on such date, the most recent prior date on which there were sales.

     19.2. Tax Withholding. The Company shall have the right to require associates or their beneficiaries or legal representatives to remit to the Company an amount sufficiently to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an associate in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit an associate to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the associate or (ii) having the Company withhold from shares otherwise deliverable to the associate. Shares surrendered or withheld shall be valued at their fair market value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the associate at the time of such award.

     19.3. Compliance With Section 16(b) and Section 162(m). In the case of associates who are or may be subject to Section 16 of the Act, it is the intent of the corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to associates who are or may be subject to Section 16 of the Act. If any award hereunder is intended to qualify as performance-based for purposes of Section 162(m) of the Code, the Committee shall not exercise any discretion to increase the payment under such award except to the extent permitted by Section 162(m) and the regulations thereunder.

     19.4. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

     19.5. General Creditor Status. Associates shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any associate or beneficiary or legal representative of such associate. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

     19.6. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article XVIII, nor the grant of any award, shall confer upon any associate any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such associate's employment at any time.

     19.7. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the associate at the associate's address set forth in the books and records of the Company or its subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

     19.8. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     19.9. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

     19.10. Term of Plan. Unless earlier terminated pursuant to Article XVII hereof, the Plan shall terminate on May 19, 2012.


                                   ARTICLE XX

                                CHANGE IN CONTROL

     20.1. Definition of Change in Control. For purposes of this Plan, a Change in Control means, and shall be deemed to have occurred upon, the occurrence of any of the following events:

          (a) Any Person (other than an Excluded Person) becomes, together with all "affiliates" and "associates" (each as defined under Rule 12b-2 of the Exchange Act) "beneficial owner" (as defined under Rule 13d-3 of the Exchange Act) of securities representing 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding, unless such Person becomes "beneficial owner" of 33% or more of the combined voting power of such Voting Stock then outstanding solely as a result of an acquisition of such Voting Stock by Limited Brands, Inc. which, by reducing the Voting Stock of Limited Brands, Inc. outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all "affiliates" and "associates" of such Person) to 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding; provided, that if a Person shall become the "beneficial owner" of 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding by reason of such Voting Stock acquisition by Limited Brands, Inc. and shall thereafter become the "beneficial owner" of any additional Voting Stock of Limited Brands, Inc. which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 33% or more of the combined voting power of the Voting Stock of Limited

               Brands, Inc. then outstanding, such Person shall, upon becoming the "beneficial owner" of such additional Voting Stock of Limited Brands, Inc., be deemed to have become the "beneficial owner" of 33% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by Limited Brands, Inc.;

          (b) During any period of 24 consecutive months , individuals who at the beginning of such period constitute the Board of Directors of Limited Brands, Inc. (and any new Director, whose election by such Board or nomination for election by the stockholders of Limited Brands, Inc. was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting such Board;

          (c) A reorganization, merger or consolidation of Limited Brands, Inc. is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the "beneficial owners" of the Voting Stock of Limited Brands, Inc. outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of Limited Brands, Inc.) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board of Directors of Limited Brands, Inc. at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

          (d) The consummation of (i) a complete liquidation or dissolution of Limited Brands, Inc. or (ii) the sale or other disposition of all or substantially all of the assets of Limited Brands, Inc., other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the "beneficial owners" of the Voting Stock of Limited Brands, Inc. outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of Limited Brands, Inc.) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board of Directors of Limited Brands, Inc. at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of Limited Brands, Inc.;

          (e) The occurrence of any transaction or event that the Board of Directors of Limited Brands, Inc., in its sole discretion, designates a "Change in Control"; or

          (f) Any event constituting a Change in Control pursuant to any employment or similar agreement between an associate and his employer.

          Not withstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to an associate, if the associate is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Effective Date, which consummates the Change in Control transaction. In addition, for purposes of the definition of "Change in Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "beneficial owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. "Excluded Person" shall mean (i) Limited Brands, Inc.; (ii) any of Limited Brands, Inc.'s Subsidiaries;
     (iii) any Holding Company; (iv) any employee benefit plan of Limited Brands, Inc., any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by Limited Brands, Inc., any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv). "Person" shall mean any individual composition, partnership, limited liability company, associations, trust or other entity or organization. "Holding Company" shall mean an entity that becomes a holding company for Limited Brands, Inc. or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the "beneficial owners", respectively, of the Voting Stock of Limited Brands, Inc. outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock of Limited Brands, Inc. "Voting Stock" shall mean securities of the Company entitled to vote generally in the election of the Company's Board of Directors.

     20.2 Effect of Change in Control. Immediately upon a Change in Control with respect to an associate, (i) Options and Stock Appreciation Rights granted to such associate which are not yet exercisable shall become fully exercisable; and (ii) any restrictions applicable to any Restricted Shares and Restricted Share Units awarded to such associate shall be deemed to have been satisfied and the Restricted Period, if any, applicable to such Restricted Shares and Restricted Share Units held by such associate shall be deemed to have expired.